U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 1, 2004

Radale Imports, Inc.
(Exact name of registrant as specified in its charter)

California (state of incorporation)	000-49708 (Commission File Number)	33-0684067 (IRS Employer I.D. Number)

P. O. Box 1990
Rancho Santa Fe, CA 92067
858-756-3011
____________________________________________________
(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 1, 2004 J.H. Cohn LLP resigned as Radale Imports, Inc.’s principal independent registered public accountants.

J.H. Cohn LLP’s reports for the years ended March 31, 2004 and 2003 included explanatory paragraphs regarding Radale Imports, Inc.’s ability to continue as a going concern. Such reports did not contain an adverse opinion or a disclaimer of opinion nor were they modified as to uncertainty, audit scope or accounting principles.

In connection with Radale Imports, Inc.’s two most recent fiscal years and subsequent interim period ending December 1, 2004 preceding the resignation there have been no disagreements with J.H. Cohn LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Radale Imports, Inc. has provided J.H. Cohn LLP with a copy of the disclosures it makes in this Form 8-K and J.H. Cohn LLP has furnished a letter addressed to the Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. Such a letter is filed as an exhibit to this Form 8-K.

The board of directors and audit committee of Radale Imports, Inc. are in the process of searching for new principal independent accountants. A Form 8-K will be filed when new principal independent accountants are engaged.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements.

None

(b)    Exhibits

The following exhibits are filed, by incorporation by reference as part of this Form 8-K:

Exhibit No.                Description

16	Letter of January 14, 2005 from J.H. Cohn LLP to the SEC regarding its concurrence or disagreement with the statements made in Item 4.01 of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radale Imports, Inc.

Date: January 14, 2005	By:	/s/ Lee D. Dodson
Lee D. Dodson
Chief Executive Officer

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Radale Imports, Inc.
Commission File No. 000-49708

EXHIBIT INDEX

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 1, 2004

    The following exhibits are filed, by incorporation by reference as part of this Form 8-K:

Exhibit No.                      Description

16	Letter of January 14, 2005 from J.H. Cohn LLP to the SEC regarding its concurrence or disagreement with the statements made in Item 4.01 of this report.

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